CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


The Board of Directors
Pinnacle Systems, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 333-38999) on Form S-3 of Pinnacle Systems, Inc., of our report dated November 18, 1997, relating to the combined statements of certain assets and liabilities of the Digital Video Editing division of miro Computer Products AG ("Miro") as of December 31, 1996 and 1995, and the related combined statements of revenues and expenses and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Pinnacle Systems, Inc. filed in connection with the acquisition of certain assets of Miro.


                                                 /s/ Arthur Andersen
                                                 -------------------------------
Hanover, Germany
November 18, 1997




ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
SteuerberatungsgesellschaftmbH


/s/ Dr. Maiss
Dr. Maiss                 Stieve
Wirtschaftsprufer         Wirtschaftsprufer